Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑3 (No. 333-231871) of E. I. du Pont de Nemours and Company of our report dated February 10, 2022 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting of E. I. du Pont de Nemours and Company, which appears in this Form 10‑K.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 10, 2022